U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Digiblue Media, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

Nevada                         3577                                  75-3016844
------                         ----                                  ----------
(State or other      (Primary Standard Industrial               (I.R.S. Employer
jurisdiction of       Classification Code Number)            Identification No.)
incorporation or
organization)

2175 rue de la Montagne, Suite 311, Montreal, Quebec, Canada            H3G 1Z8
------------------------------------------------------------            -------
(Address of registrant's principal executive offices)                 (Zip Code)

                                  (514)886-6557
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                        Law Offices of Randall J. Lanham
                           28562 Oso Parkway, Suite D
                    Rancho Santa Margarita, California 92688
                           (949) 858-6773 (Telephone)
                            (949)858-6774 (Facsimile)
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value               5,976,000 (1)            $0.10(1)             $597,000(2)            $75.72
====================================== ======================== ==================== ======================= ===============

(1) The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.
(2) We will not receive any proceeds from this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               AMENDED PROSPECTUS
                   DIGIBLUE MEDIA, INC., A NEVADA CORPORATION

                        5,976,000 SHARES OF COMMON STOCK

This amended prospectus pertains to the prospectus dated December 18, 2003 relating to the resale of 5,976,000 shares of our common stock by certain holders of the common stock of Digiblue Media, Inc., a Nevada Corporation ("DGIB").

We offered and sold 2,000,000 shares of our common stock in a direct public offering, with a purchase price of $0.10 per share. The proceeds to us were $200,000. This offering was described as our primary offering in the prospectus dated December 18, 2003. This prospectus amendment concerns the shares sold that primary offering. This amended prospectus does not pertain to or update any information concerning the 200,000 shares held by the selling security holder described in that prospectus which were subsequently sold by that selling security holder. We did not receive any proceeds from the shares sold in that secondary offering. Subsequent to public offering described above, we effected a 3:1 forward split, resulting in the number of shares sold in that public offering equivalent to 6,000,000 shares. No underwriter was involved in the initial offering and distribution of the shares sold in the primary offering, and we offered and sold these shares without any underwriting discounts or commissions. Our president offered and sold the shares on our behalf. No public market currently exists for shares of our common stock.

This amended prospectus should be read in conjunction with the prospectus dated December 18, 2003, which is to be delivered with this amended prospectus. This amended prospectus is not complete without, and may not be delivered or utilized except in connection with the prospectus. This amended prospectus is qualified by reference to the prospectus, except to the extent that the information in this amended prospectus supersedes the information contained in the prospectus. Capitalized terms used in this amended prospectus and not otherwise defined herein have the meanings specified in the prospectus.

       THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON
          PAGES 5 TO 8 FOR FACTORS TO BE CONSIDERED BEFORE PURCHASING
                          SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.




                 The date of this prospectus is August 24, 2004.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors...................................................................5
Forward Looking Statements.....................................................8
Use of Proceeds................................................................8
Determination of Offering Price................................................8
Dilution.......................................................................8
Selling Security Holders.......................................................8
Plan of Distribution...........................................................9
Legal Proceedings.............................................................11
Directors, Executive Officers, Promoters and Control Persons..................11
Security Ownership of Certain Beneficial Owners and Management................11
Description of Securities.....................................................12
Interest of Named Experts and Counsel.........................................12
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................13
Organization Within Last Five Years...........................................13
Description of Business.......................................................13
Management's Discussion and Analysis of Financial Condition and
Results of Operations.........................................................15
Description of Property.......................................................16
Certain Relationships and Related Transactions................................16
Market for Common Equity and Related Stockholder Matters......................17
Executive Compensation .......................................................18
Financial Statements..........................................................19
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................19
Legal Matters.................................................................19
Experts.......................................................................19
Additional Information........................................................19
Indemnification of Directors and Officers.....................................20
Other Expenses of Issuance and Distribution...................................20
Recent Sales of Unregistered Securities.......................................20
Exhibits......................................................................21
Undertakings..................................................................21
Signatures....................................................................23

OUTSIDE BACK COVER PAGE

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

OUR BUSINESS:                We were incorporated in Nevada on December 10,
                             2001. Our executive, administrative and operating offices are located at 2175, rue de la Montagne, Suite 311, Montreal, Quebec, Canada H3G 1Z8. Our telephone number is 514.886.6557.

                             Our auditors have expressed substantial doubt about our ability to continue as a going concern. We are a development stage company. We currently have no active operations, however, on April 20, 2004, we acquired all the outstanding shares of Oled Systems, Inc., a privately held New Brunswick corporation ("Oled") from its sole shareholder in exchange for $50,000. Oled has the right to acquire Nova-Plasma Inc., a Canadian corporation, a company involved in information technologies and telecommunications using nanomaterials & devices, in exchange for the right to acquire a majority of our issued and outstanding common stock.

                             We intend to acquire Nova Plasma Inc., and adopt the business of Nova-Plasma Inc. ("NPI"), which encompasses the development and manufacture of organic light emitting diode ("OLED") displays which may be used as computer terminal display panels. NPI was founded in 2001 by three researchers affiliated with the Ecole Polytechnique of Montreal. NPI is establishing itself as a provider of ultra-high barrier technology to the flat panel display (FPD) industry. Since its inception, NPI has received an investment by Polyvalor and has three patent pending technologies as part of its intellectual property portfolio. In addition, NPI has begun establishing relationships with companies in the FPD industry, including polymer film and component suppliers and display manufacturers.


Summary financial            The summary financial information set forth below
information:                 is derived from the more detailed financial
                             statements appearing elsewhere in this Form SB-2.
                             We have prepared our financial statements contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States.
                             All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.


 INCOME STATEMENT           FOR THE SIX MONTHS         FOR THE YEAR ENDED
                            ENDED JUNE 30, 2004        DECEMBER 31, 2003
                                   $                           $
Revenue                            0                         53,500
Costs of Operations            (105,344)                    (56,402)
Net Income (Loss)              (105,344)                    (25,902)
Net Income (Loss) Per Share      (0.02)                      (0.02)



BALANCE SHEET                JUNE 30, 2004             DECEMBER 31, 2003
                                  $
Total Assets                    75,898                       14,148
Total Liabilities              (56,706)                     (16,807)
Stockholders' Equity            19,192                       (2,659)

NUMBER OF SHARES             The selling security holders want to sell 5,976,000
BEING OFFERED:               shares of our common stock. The offered shares were
                             acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin
                             Board and thereafter at prevailing market prices or privately negotiated prices.


NUMBER OF SHARES             10,350,000 shares of our common stock are issued
OUTSTANDING:                 and outstanding. This offering will not change the
                             number of shares we have issued and outstanding. We have no other securities issued.


ESTIMATED USE OF PROCEEDS:   We will not receive any of the proceeds from the
                             sale of those shares being offered.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

We were incorporated in December 2001. Our lack of operating history and lack of current operations makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

WE HAVE NO CURRENT SOURCE OF REVENUES AND HAVE RECENTLY CHANGED OUR BUSINESS FOCUS; THEREFORE, WE MAY INCUR NET LOSSES IN THE FORESEEABLE FUTURE.

Since our inception through June 30, 2004, we have only generated revenues from our prior business operations, which were from services provided to a related party. We have no current source of revenues since changing our business plan earlier this year. Unless we are able to begin operations, develop our product and promote and sell our products to a wide range of potential customers, we may not generate sufficient revenues to cover our operating costs or to operate profitably. As we develop our business and undertake marketing activities to promote our products, we expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We have no operating history in the computer terminal display development and manufacturing industry, and the fact that we seek to enter into an emerging industry exposes us to risks that may affect our ability to execute our business model.

We have revised our business plan and intend to acquire NPI, another entity with rights to certain technologies for the development and manufacture of OLED display components. We have not yet acquired that entity, nor are we in a position to do so at this time. We may not be able to complete that acquisition as contemplated and have no other operations. Changes in our anticipated business model could harm our ability to become profitable in the future. You must consider these facts as well as the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties relate to our potential inability to:

     o     acquire the contemplated business operations of NPI;
     o acquire or license third-party patents at a reasonable cost or at a cost structure beneficial to us;
     o     increase awareness of our brand; and
     o     develop or maintain the strategic relationships necessary to operate
           NPI.

There is no assurance that we will successfully address these risks or difficulties. If we fail to address any of these risks or difficulties adequately, we will likely be unable to execute our business model

THE MARKET ACCEPTANCE OF OUR PRODUCTS IS CRITICAL TO OUR GROWTH.

We hope to complete the acquisition of NPI which is developing the OLED computer display component, after which we hope to be able to generate revenue from the manufacture and sale of OLED display devices. The market acceptance of our proposed products is therefore critical to our future growth. We anticipate needing to spend a significant amount of time and resources developing this product, and on marketing this product. We anticipate making significant time and resource expenditures in advance of any prospect of a revenue stream under our new business plan. If our eventual customers do not accept our proposed OLED display products and purchase them, then our revenue, cash flow, operating results and/or stock price would be negatively impacted.

IF INDUSTRY LEADERS DO NO ADOPT OUR PROPOSED PRODUCT FOR INTEGRATION INTO FUTURE COMPUTER SYSTEMS, IT MAY BE DIFFICULT FOR US TO EXECUTE OUR BUSINESS STRATEGY AND WE MAY NOT BE ABLE TO GENERATE REVENUES IN THE FUTURE.

An important part of our future strategy will be to penetrate new markets by targeting potential licensees that are leaders in those markets. This strategy is designed to encourage other participants in those markets to also adopt our products. If a high profile industry participant adopts our products for integration into one or more of their systems, but fails to achieve success with those products, other industry participants' perception of our proposed product could be harmed. Likewise, if a market leader adopts and achieves success with a competing technology, our revenue growth could be limited and other potential licensees may not adopt our product.

TECHNOLOGICAL IMPROVEMENTS AND LOWER PRICES IN THE COMPUTER PERIPHERAL INDUSTRY MAY UNDERCUT THE NEED FOR OUR PRODUCTS.

We hope to develop and manufacture components that can be used as display screens for computers; this industry is constantly undergoing rapid changes and improvements in technology that have historically lowered the prices of computer peripheral equipment, while shortening the lifespan of a given technology. As such, further improvements or more frequent changes in technology may result in less expensive but more capable off-the-shelf products becoming available to consumers and businesses, which would greatly reduce the demand for comparable products such as our proposed products.

ADOPTING A COMPUTER PERIPHERAL DEVELOPMENT AND MANUFACTURING BUSINESS IS ESPECIALLY DIFFICULT DURING THE CURRENT ECONOMIC DOWNTURN, AND IF WE ARE NOT ABLE TO SUCCESSFULLY DEVELOP AND MARKET OUR PRODUCTS, OUR BUSINESS WILL FAIL.

Our industry is significantly competitive. We have competitors that provide the types of products we hope to develop and manufacture and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their products than we may be able to do. If we are not able to complete the development of our product or are not able compete effectively with current and future competitors, we may be unable to manufacture and sell our proposed products, or be able to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, CONTROL OUR OPERATIONS AND COULD CONTROL MATTERS REQUIRING SHAREHOLDER APPROVAL.

Our officers, directors and principal shareholders own approximately 36.8% of our outstanding shares of common stock. As a result, our officers, directors and principal shareholders could have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers, directors and principal shareholders to control the future course of the company. Our officers, directors and principal shareholders do not intend to purchase any of the shares in this offering.

WE DEPEND ON THE EFFORTS AND ABILITIES OF ALAIN HOULE, OUR PRESIDENT, TO CONTINUE OPERATIONS AND GENERATE REVENUES.

Alain Houle is a key employee with experience relevant to business. Mr. Houle is currently our only employee. The demands on Mr. Houle's time as our only employee may prevent him from devoting sufficient time to his duties as our chief executive officer; the demands on his time will increase because of our status as a public company. The interruption of the services of Mr. Houle could significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that Mr. Houle will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES WHICH COULD DIVERT THEIR TIME AWAY FROM OUR ACTIVITIES AND COULD CONFLICT WITH OUR BUSINESS INTERESTS WHICH COULD HARM OUR ABILITY TO CONTINUE PROCEEDING WITH OUR PLAN TO COMPLETE THE ACQUISITION OF NPI.

Our officers and directors engage in other activities. Those activities may divert our officers and directors' time away from our business activities. Currently, Mr. Houle, our president, treasurer and one of our directors and Ms. Trudel, our secretary and one of our directors, each spend minimal time on our activities. If our officers and directors are not able to devote sufficient time to our business activities, our ability to operate at a profit could be harmed. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Neither of our officers devotes their entire business hours to our operations.

WE ANTICIPATE THAT WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO COMPLETE THE ACQUISITION OF NPI AND THEN MOVE ON TO DEVELOP AND MARKET OUR PRODUCTS. OUR FAILURE TO RAISE ADDITIONAL CAPITAL WILL SIGNIFICANTLY AFFECT OUR ABILITY TO FUND OUR PROPOSED ACTIVITIES.

We are currently do not have any operations but contemplate completing the acquisition of NPI which is currently conducting research and development activities in regard to beginning the manufacture of OLED displays. We will need to raise at funds to complete the acquisition as contemplated. We do not know if we will be able to acquire such financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN." INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE COMMENCE OPERATIONS AS CONTEMPLATED AND GENERATE REVENUES.

We hope to obtain revenues from future sales of computer display components developed by NPI, as described herein, but have yet to acquire NPI. In the absence of any sales, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. If we do not raise sufficient funds as needed, we may not be able to continue in business. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

RISKS RELATED TO OWNING OUR COMMON STOCK:

BECAUSE WE MAY BE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

FORWARD LOOKING STATEMENTS
--------------------------
INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY" OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS
---------------
We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will offer and sell the shares at privately negotiated prices until our shares are quoted on the OTC Bulletin Board.

DILUTION
--------
The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

SELLING SECURITY HOLDERS
------------------------
The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that have already been sold by each selling security holder; and
     3. the total number of shares and the percentage of common stock are currently held by each selling security holder

The selling security holders may sell their remaining shares as part of this offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

---------------------------- ---------------------------------- ---------------------------------- ---------------------------------
NAME OF SELLING SECURITY     AMOUNT OF SHARES OF COMMON STOCK   AMOUNT OF SHARES OF COMMON STOCK       AMOUNT OF SHARES AND THE
         HOLDERS                 OWNED BY SELLING SECURITY         ALREADY SOLD BY THE SELLING        PERCENTAGE OF COMMON STOCK
                                  HOLDERS BEFORE THE SALE               SECURITY HOLDERS              CURRENTLY OWNED BY SELLING
                                                                                                    SECURITY HOLDER AFTER THE SALE
---------------------------- ---------------------------------- ---------------------------------- ---------------------------------
610051 NB, Inc.                          750,000                            637,200                            76,200
                                          7.2%                               6.5%                               0.7%
------------------------------------------------------------------------------------------------------------------------------------
                                         750,000                            250,000                           500,000
610056 NB, Inc.                           7.2%                               2.4%                               4.8%
------------------------------------------------------------------------------------------------------------------------------------
                                         738,000                            238,000                           500,000
610057 NB, Inc.                           7.1%                               2.3%                               4.8%
------------------------------------------------------------------------------------------------------------------------------------
                                         750,000                            166,500                           583,500
610077 NB, Inc.                           7.2%                               1.6%                               5.6%
------------------------------------------------------------------------------------------------------------------------------------
                                         750,000                            330,000                           420,000
GBTW Corp.                                7.2%                               3.2%                               4.1%
------------------------------------------------------------------------------------------------------------------------------------
                                         750,000                            330,000                           420,000
LCAL Corp.                                7.2%                               3.2%                               4.1%
------------------------------------------------------------------------------------------------------------------------------------
                                         738,000                            731,966                            6,034
Logo Investments, Inc.                    7.1%                               7.1%                               0.1%
------------------------------------------------------------------------------------------------------------------------------------
Tansannier Capital                       750,000                            750,000                              0
Investments, Inc.                         7.2%                               7.2%                                0%
------------------------------------------------------------------------------------------------------------------------------------
                                        5,976,000                          3,470,266                         2,505,734
Total                                     57.7%                              33.5%                             24.2%
------------------------------------------------------------------------------------------------------------------------------------

Percentages may vary due to rounding.

The entities listed in the table of selling security holders above purchased shares from us in the offering registered by means of our original registration statement on Form SB-2. Subsequent to the date of that prospectus, and pursuant to private transactions, each selling security holder subsequently sold a portion of their shares to other shareholders as indicated, and each currently holds the number of shares listed above.

Although these selling security holders did not purchase their shares with a view to distribution, these selling security holders may nonetheless be considered underwriters in the view of the Securities and Exchange Commission. Therefore, their shares may only be sold pursuant to this registration statement; therefore these transactions are included in this supplement. To our knowledge, and based on certain representations made by the selling security holders, none of the selling security holders has held any position or office or had any other material relationship within the past three years with us.

PLAN OF DISTRIBUTION
--------------------
The selling security holders described in this amended prospectus purchased an aggregate total of 5,976,000 shares from us and have subsequently have sold an aggregate total of 3,470,266 shares of our issued and outstanding common stock and may sell their remaining shares. We did not receive any of the proceeds from the sale of those shares sold by these selling shareholders, nor will we receive any proceeds from any such future sales.

The selling security holders sold their shares of our common stock at privately negotiated prices since our shares are not quoted in any public quotation system. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. Currently, our shares do not meet the listing standards for any securities exchange, and may never be listed on any exchange. The shares were not sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o     privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

Brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holder, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holder, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

Any participating NASD members must comply with the "Filing Requirements" of Rule 2710(b)(1), and "Information Required to be Filed" of Rule 2710(b)(6). Maximum compensation to any NASD member will not exceed 8% of the maximum proceeds.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of their shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We will inform the selling security holders that, during such time as they are engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We will also inform the selling security holders that stabilizing transactions will not be permitted by Regulation M if a market for the shares develops. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS. Our directors and principal executive officers are as specified on the following table:

=================== =============== ===========================================
NAME                     AGE        POSITION
------------------- --------------- -------------------------------------------
Alain Houle               38        president, treasurer and a director
------------------- --------------- -------------------------------------------
Luce Trudel               45        secretary and a director
=================== =============== ===========================================

ALAIN HOULE. Mr. Houle was appointed as our secretary on January 14, 2004; upon his appointment as our president, treasurer and one of our directors on April 6, 2004, he resigned his position as our secretary. Mr. Houle is an attorney in the Province of Quebec, Canada, and a member of the Quebec Bar. He has been in private practice as an attorney since 1992. Mr. Houle earned his law degree from the University of Montreal in 1991 and his bachelor's degree in Management from McGill University in 1987. Mr. Houle is not an officer or director of any other reporting company.

LUCE TRUDEL. Ms. Trudel was appointed as our secretary on April 6, 2004, and as one of our directors on April 26, 2004. Ms. Trudel has been a legal secretary for the Law Offices of Alain Houle since prior to 1999. Ms. Trudel's career as a legal secretary spans twenty-six years. Ms. Trudel owns 1,000 shares of the Issuer's common stock. Ms. Trudel is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 24, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

==================== ===================================================== =================================== ==============
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER                   AMOUNT AND NATURE OF BENEFICIAL     PERCENT OF
                                                                                         OWNER                     CLASS
-------------------- ----------------------------------------------------- ----------------------------------- --------------
Common Stock         Alain Houle
                     2175 Rue de la Montagne, Suite 300                           3,379,000 shares (1)             36.7%
                     Montreal, Quebec, Canada H3G1Z8                         president, treasurer, director
-------------------- ----------------------------------------------------- ----------------------------------- --------------
Common Stock         Luce Trudel
                     2175 Rue de la Montagne, Suite 300                               1,000 shares                 0.1%
                     Montreal, Quebec, Canada H3G1Z8                              secretary, director
-------------------- ----------------------------------------------------- ----------------------------------- --------------
Common Stock         610077 NB, Inc.
                     147 West Morland Dr., Suite 200                                 583,500 shares                5.6%
                     Fredericton, New Brunswick, Canada E3B 3L4                       shareholder
-------------------- ----------------------------------------------------- ----------------------------------- --------------
Common Stock         All directors and named executive officers as a
                     group                                                          3,380,000 shares               36.8%
==================== ===================================================== =================================== ==============
(1)      includes 3,000 shares owned as trustee for his minor child

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. As of August 24, 2004, we have no options or warrants outstanding. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in a change in control, except for the agreement with NPI as described herein. Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

DESCRIPTION OF SECURITIES
-------------------------
We were authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of preferred stock. As of August 24, 2004, there were 10,350,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

STOCK SPLIT. Subsequent to the closing of our public offering, described above, our Board of Directors approved a 3 for 1 forward stock split of our issued and outstanding common stock which was effectuated through a dividend of two shares for each share of common stock outstanding as of the record date. The dividend was payable on January 6, 2004 for shareholders of record on that same date. As a result of the split, the total number of our issued and outstanding shares of common stock is 10,350,000. Fractional shares were rounded upward. There are 79 record holders of our common stock.

DIVIDENDS. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement. There has been no change in these relationships since the initial filing of this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ORGANIZATION WITHIN LAST FIVE YEARS

Transactions with Promoters. Brian Eddo, one of our former officers and directors, was our promoter. On December 16, 2001, we issued 500,000 pre-split shares of our common stock to Mr. Eddo in exchange for cash of $1,000 and services which were valued at $9,000.

DESCRIPTION OF BUSINESS

Our Background. We were incorporated in Nevada on December 10, 2001 as Digiblue Media, Inc. On February 22, 2002, we were qualified to do business in California as Nevada Digiblue Media, Inc.

OUR BUSINESS. We are a development stage company. Until our new management joined us during the quarter ended March 31, 2004, we were a software development and design company in the development stage that specialized in providing customized software applications to small businesses and entrepreneurs. Our change in management is described below. In addition, on April 20, 2004, we entered into an agreement with Oled Systems, Inc., a privately held New Brunswick corporation ("Oled") and its sole shareholder to acquire all the outstanding shares of Oled in exchange for $50,000. Oled has the right to acquire Nova-Plasma Inc., a Canadian corporation, ("NPI") a company involved in information technologies and telecommunications using nanomaterials & devices. Pursuant to the terms of that agreement, NPI would acquire a majority of our issued and outstanding common stock.

We hope to exercise that right to acquire NPI and operate its business, which encompasses the development and manufacture of organic light emitting diode displays. NPI was founded in 2001 by three researchers affiliated with the Ecole Polytechnique of Montreal, and is establishing itself as a provider of ultra-high barrier technology to the flat panel display (FPD) industry. Since its inception, NPI has received an investment by Polyvalor and has three patent pending technologies as part of its intellectual property portfolio. In addition, NPI has begun establishing relationships with companies in the FPD industry, including polymer film and component suppliers and display manufacturers.

Although the FPD market today is dominated by liquid crystal displays (LCDs), in the estimation of our management, the next major innovation is the use of organic light emitting diode (OLED) displays. Our management believes that the advantages offered by OLED displays are that they do not require backlight, and are lighter, thinner, bringer and consume less power than LCD displays, and can be cheaper to produce, have a faster response time, a better viewing angle and can be produced using flexible transparent polymers instead of glass.

Our management believes that there is a great potential market available by utilizing NPI's technology, which is anticipated to allow for the manufacture of low-cost, lightweight, unbreakable and bendable display screens on flexible transparent plastic substrates instead of glass screens currently in use. Upon concluding the acquisition of NPI, we hope to adopt and operate its business as described above.

Prior to this agreement with Oled, we had engaged only one client, who was Format Inc., a former shareholder, and therefore our prior operations were limited to serving that client and developing our own website.

OUR PROPOSED PRODUCTS. We intend to acquire Nova Plasma Inc., and adopt the business of Nova-Plasma Inc. ("NPI"), which encompasses the development and manufacture of organic light emitting diode displays. NPI was founded in 2001 by three researchers affiliated with the Ecole Polytechnique of Montreal. NPI is establishing itself as a provider of ultra-high barrier technology to the flat panel display (FPD) industry. Since its inception, NPI has received an investment by Polyvalor and has three patent pending technologies as part of its intellectual property portfolio. In addition, NPI has begun establishing relationships with companies in the FPD industry, including polymer film and component suppliers and display manufacturers.

Although the FPD market today is dominated by liquid crystal displays (LCDs), in the estimation of our management, the next major innovation is the use of organic light emitting diode (OLED) displays. Our management believes that the advantages offered by OLED displays are that they do not require backlight, and are lighter, thinner, bringer and consume less power than LCD displays, and can be cheaper to produce, have a faster response time, a better viewing angle and can be produced using flexible transparent polymers instead of glass.

Our management believes that there is a great potential market available by utilizing NPI's technology, which is anticipated to allow for the manufacture of low-cost, lightweight, unbreakable and bendable display screens on flexible transparent plastic substrates instead of glass screens currently in use.

OUR TARGET MARKETS AND MARKETING STRATEGY. Should we complete the acquisition of NPI, we hope to engage in the manufacture of OLED display screens that would be incorporated into computer systems sold to the general market. We believe the demand for such displays will expand along with the demand for high-quality, state-of-the-art components. As improvements in technology occur, many computer users seek to modify the capabilities of hardware they purchase to enhance the quality of their computing experience. We estimate that because of the rapid changes in technology, computer product life cycles are increasingly shorter, prices become lower, and competition increases. By developing and manufacturing a state-of-the-art computer display components, we believe we will be able to help fill a growing need in the market for computer hardware that is technologically up-to-date. We intend to promote our potential products by means of relationship-building with computer component and peripheral manufacturers, computer users, trade magazine articles and advertisements.

COMPETITION. We believe that competition in the market for this type of product, including LCD, CRT and other technology displays and display systems is generally based on price, product performance, product availability and customer service. A number of other large companies, including Sony, Philips Electronics, Ltd., and several other manufacturers, presently manufacture LCD and CRT-based and other displays. Several companies have developed a strong presence in various markets for fully integrated video display systems.
 Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional products not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for similar products and services, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

OUR INTELLECTUAL PROPERTY. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o     these agreements will not be breached;
     o     we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products or business methods by others or prevent others from claiming violations of their intellectual property rights.

GOVERNMENT REGULATION. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We do not believe that our current activities are subject to licensing or other regulatory requirements. We believe that we are in conformity with all applicable laws in all relevant jurisdictions and will seek to remain so as we continue with our business objectives.

OUR RESEARCH AND DEVELOPMENT. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future unless we complete the acquisition of NPI as described herein.

EMPLOYEES. As of August 24, 2004, we have one employee, who is Alain Houle, our president, treasurer and one of our directors. We anticipate that we will not hire any employees in the next six months, unless we complete the acquisition of NPI, as described herein. From time-to-time, we anticipate that we will use the services of independent contractors and consultants as needed, if our existing staffing levels are not adequate to conduct operations. We will determine when and whether to add to our staff or supplement it by means of independent contractors in the event that we commence operations.

FACILITIES. Our executive, administrative and operating offices are located at 2175 rue de la Montagne, Suite 311, Montreal, Quebec, Canada, H3G 1Z8.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES. Our total assets were $75,898 as of June 30, 2004, which consisted of cash of $25,062, property and equipment with a net value of $836 and the option to purchase NPI which is valued at $50,000. In January 2004, we issued 6,000,000 shares of our common stock sold pursuant to our Registration Statement on Form SB-2 in exchange for receiving $200,000. Our registration statement was declared effective in November 2003. Our cash on hand will not be sufficient for us to continue current operation for the next twelve months. We will either have to raise additional capital through the issuance of debt or equity, or we will need to begin to generate cash from operations.

Our current liabilities as of June 30, 2004 totaled $56,706 of which $18,346 is accounts payable and $38,360 is accrued expenses. We had no other liabilities and no long-term commitments or contingencies at June 30, 2004. From May 2002, we had engaged only one client, which had been one of our shareholders. During the first quarter of 2004, we had difficulty in providing services relating to that contract, and as of April 5, 2004, we were released from providing any additional services pertaining to that contract. In consideration for this release, we were required to pay $43,000. The payment was made in April 2004.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS. From our inception on December 10, 2001 through June 30, 2004, we generated revenues of $53,500 from a related party. We hope to generate revenues in the next twelve months after acquiring and beginning to operate the business of NPI as described herein. On April 20, 2004, we entered into an agreement with Oled Systems, Inc., a privately held New Brunswick corporation ("Oled") and its sole shareholder to acquire all the outstanding shares of Oled in exchange for $50,000. Oled has the right to acquire NPI, a Canadian corporation, a company involved in information technologies and telecommunications using nanomaterials and devices. We anticipate that we will use the balance of the funds raised in January 2004 and revenues generated to develop this business, to fund marketing activities and for working capital. Our failure to do so will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

We have cash of $25,062 as of June 30, 2004. Our cash on hand will not be sufficient for us to continue current operation for the next twelve months. We will either have to raise additional capital through the issuance of debt or equity, or we will need to begin to generate cash from operations.

We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future, though upon the acquisition of NPI, we may undertake additional research and development activities. In the event that we expand acquire NPI, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

DESCRIPTION OF PROPERTY

PROPERTY HELD BY US. As of the date specified in the following table, we held the following property:

============================ ========================= =========================
PROPERTY                          JUNE 30, 2004           DECEMBER 31, 2003
---------------------------- ------------------------- -------------------------
Cash and Equivalents                  $25,062                   $1,839
---------------------------- ------------------------- -------------------------
Property and Equipment, net            $836                     $1,254
============================ ========================= =========================

OUR FACILITIES. Our executive, administrative and operating office is located in the business offices of Alain Houle, our president and one of our directors. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Alain Houle, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Houle does not expect to be paid or reimbursed for providing office facilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS.

Alain Houle, our current president, treasurer and one of our directors, provides office space to us at no charge. Mr. Houle does not expect any compensation for this contribution.

Brian Eddo, our former president, secretary and one of our directors, provided office space to us at no charge. Mr. Eddo was not paid or reimbursed for providing office facilities, nor did he expect such compensation.

In December 2001, we issued 500,000 shares of our common stock to Brian Eddo, our former president, secretary and one of our directors, in exchange for cash of $1,000 and services valued at $9,000, or $0.02 per share.

In February 2002, we issued 750,000 shares of our common stock to Tamara Woody, our former treasurer and one of our former directors, in exchange for $15,000, or $0.02 per share.

In May 2002, we entered into an agreement for us to develop software for Format which became one of our shareholders pursuant to that agreement. Specifically, the agreement provided that Format would pay us $46,000 in exchange for the software development services and $4,000 to purchase 200,000 shares of our common stock, which we agreed to register on behalf of Format.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o     disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o     obtain disinterested directors' consent; and
     o     obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

REPORTS TO SECURITY HOLDERS. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

We are a reporting company with the Securities and Exchange Commission; as such, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of August 24, 2004, there were seventy-nine record holders of our common stock, and there were 10,350,000 shares of our common stock issued and outstanding. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

As of August 24, 2004, there were no outstanding shares of our common stock which can be sold pursuant to Rule 144. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

As of August 24, 2004, there are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

PENNY STOCK REGULATION. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o     a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o     the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

SUMMARY COMPENSATION TABLE. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2003 and 2004. Our current management joined us in January 2004 upon the resignation of our former management. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================= ======== ============ ============= ===================== =========================
NAME AND PRINCIPAL POSITION                    YEAR      ANNUAL      BONUS ($)        OTHER ANNUAL       ALL OTHER COMPENSATION
                                                       SALARY ($)                   COMPENSATION ($)
--------------------------------------------- -------- ------------ ------------- --------------------- -------------------------
Brian Eddo - former president, secretary      2003        None          None              None                    None
--------------------------------------------- -------- ------------ ------------- --------------------- -------------------------
Tamara Woody - former treasurer               2003        None          None              None                    None
--------------------------------------------- -------- ------------ ------------- --------------------- -------------------------
Alain Houle - president, treasurer            2004        None          None              None                    None
--------------------------------------------- -------- ------------ ------------- --------------------- -------------------------
Luce Trudel - secretary                       2004        None          None              None                    None
============================================= ======== ============ ============= ===================== =========================

COMPENSATION OF DIRECTORS. Our current directors who are also our employees receive no extra compensation for their service on our board of directors.

COMPENSATION OF OFFICERS. As of August 24, 2004, our officers have received no compensation for their services provided to us, except as described in the table above.

EMPLOYMENT CONTRACTS. We are not a party to any employment contracts or any collective bargaining agreements.

FINANCIAL STATEMENTS



PART I.    FINANCIAL INFORMATION



                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                           JUNE 30,
                                                                             2004
                                                                      -----------------
                                                                         (UNAUDITED)
                                     ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                       $         25,062

                                                                      -----------------
TOTAL CURRENT ASSETS                                                            25,062

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,672                  836
OPTION TO PURCHASE TECHNOLOGY                                                   50,000

                                                                      -----------------
TOTAL ASSETS                                                          $         75,898
                                                                      =================


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                $         18,346
      Accrued expenses                                                          38,360

                                                                      -----------------
TOTAL CURRENT LIABILITIES                                                       56,706

COMMITMENTS AND CONTINGENCIES                                                        -

STOCKHOLDERS' EQUITY
      Common stock; $0.001 par value; 50,000,000 shares
        authorized; 10,350,000 shares issued and outstanding                    10,350
      Additional paid-in capital                                               221,650
      Deficit accumulated during the development stage                        (212,808)

                                                                      -----------------
TOTAL STOCKHOLDERS' EQUITY                                                      19,192
                                                                      -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $         75,898
                                                                      =================





The accompanying notes are an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                                            CUMULATIVE FROM
                                                         THREE MONTHS ENDED         SIX MONTHS ENDED         DECEMBER 10,
                                                      JUNE 30,     JUNE 30,      JUNE 30,      JUNE 30,     2001 (INCEPTION) TO
                                                        2003         2004          2003          2004       JUNE 30, 2004
                                                     -----------  -----------   -----------   -----------   ---------------
                                                     (unaudited)  (unaudited)   (unaudited)   (unaudited)    (unaudited)

REVENUE -- FROM RELATED PARTY                        $    16,700  $         -   $    30,500   $         -   $        53,500
                                                     -----------  -----------   -----------   -----------   ---------------

COSTS AND EXPENSES
    Contract costs                                         1,500            -         6,370        43,000            53,460
    General and administrative costs                       8,718       53,528        23,278       107,344           212,848
                                                     -----------  -----------   -----------   -----------   ---------------
TOTAL OPERATING EXPENSES                                  10,218       53,528        29,648       150,344           266,308
                                                     -----------  -----------   -----------   -----------   ---------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES            6,482      (53,528)          852      (150,344)         (212,808)

PROVISION FOR INCOME TAXES                                     -            -             -             -                 -
                                                     -----------  -----------   -----------   -----------   ---------------

NET INCOME (LOSS)                                    $     6,482  $   (53,528)$         852   $  (150,344)  $      (212,808)
                                                     ===========  ===========   ===========   ===========   ===============

NET INCOME (LOSS) PER SHARE:
    BASIC AND DILUTED                                $      0.00  $     (0.01)  $      0.00   $     (0.02)  $         (0.04)
                                                     ===========  ===========   ===========   ===========   ===============

WEIGHTED AVERAGE SHARES OUTSTANDING:
    BASIC AND DILUTED                                  1,450,000   10,350,000     1,450,000     9,855,495         5,159,486
                                                     ===========  ===========   ===========   ===========   ===============





The accompanying notes are an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                   DEFICIT
                                                                                                  ACCUMULATED  TOTAL
                                                                          ADDITIONAL     COMMON   DURING THE  STOCKHOLDERS'
                                                        COMMON STOCK       PAID-IN     STOCK FOR  DEVELOPMENT  EQUITY
                                                     SHARES      AMOUNT    CAPITAL      SERVICES    STAGE     (DEFICIT)
                                                    ---------  ---------  ----------  ----------  ---------  ----------
Balance at December 10, 2001 (inception),
  as effected for 3:1 stock split                           -  $       -  $        -  $        -  $       -  $        -
Issuance of common stock for cash and
  services - December 2001                          1,500,000      1,500       8,500      (9,000)         -       1,000
Net loss for the period from inception                                                                               -
  (December 10, 2001) to December 31, 2001                  -          -           -           -     (1,000)     (1,000)
                                                    ---------  ---------  ----------  ----------  ---------  ----------
Balance at December 31, 2001                        1,500,000      1,500       8,500      (9,000)    (1,000)          -

Issuance of common stock for cash - February 2002   2,250,000      2,250      12,750           -          -      15,000
Issuance of common stock for cash - May 2002          600,000        600       3,400           -          -       4,000
Amortization of services                                    -          -           -       7,500          -       7,500
Net loss                                                    -          -           -           -     (4,757)     (4,757)
                                                    ---------  ---------  ----------  ----------  ---------  ----------
Balance at December 31, 2002                        4,350,000      4,350      24,650      (1,500)    (5,757)     21,743

Amortization of services                                    -          -           -       1,500          -       1,500
Net loss                                                                                       -    (56,707)    (56,707)
                                                    ---------  ---------  ----------  ----------  ---------  ----------
Balance at December 31, 2003                        4,350,000      4,350      24,650           -    (62,464)    (33,464)

Issuance of common stock for cash -
January 2004 (unaudited)                            6,000,000      6,000     194,000           -          -     200,000
Contributed capital -- office space (unaudited)                                3,000           -          -       3,000
Net loss (unaudited)                                                                               (150,344)   (150,344)
                                                    ---------  ---------  ----------  ----------  ---------  ----------
Balance at June 30, 2004 (unaudited)               10,350,000  $  10,350  $  221,650  $        -  $(212,808) $   19,192
                                                    =========  =========  ==========  ==========  =========  ==========




The accompanying notes are an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                         CUMULATIVE FROM
                                                                             SIX MONTHS ENDED              DECEMBER 10,
                                                                       JUNE 30,          JUNE 30,       2001 (INCEPTION) TO
                                                                         2003              2004           JUNE 30, 2004
                                                                     --------------   ----------------  -------------------
                                                                      (unaudited)       (unaudited)        (unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss)                                                 $         852    $       (150,344) $          (212,808)
   Adjustment to reconcile net income (loss) to net cash
     used in operating activities:
       Amortization of common stock for services                             1,500                   -                9,000
       Depreciation expense                                                    418                 418                1,672
       Allowance for doubtful accounts                                                           8,250               16,500
       Capital contribution - office rent                                                        3,000                3,000
   Changes in assets and liabilities:
     Accounts receivable - from related party                              (24,000)                  -              (16,500)
     Other receivables                                                         370                   -                    -
     Cost and estimated earnings in excess of
       billings on uncompleted contracts                                     2,000                   -                    -
     Accounts payable and accrued expenses                                  14,531              11,899               56,706

                                                                     --------------   ----------------  -------------------
Net cash used in operating activities                                       (4,329)           (126,777)            (142,430)
                                                                     --------------   ----------------  -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                            -                   -               (2,508)
   Purchase of Oled Systems, Inc.                                                -             (50,000)             (50,000)

                                                                     --------------   ----------------  -------------------
Net cash used in investing activities                                            -             (50,000)             (52,508)
                                                                     --------------   ----------------  -------------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                                            -             200,000              220,000
                                                                     --------------   ----------------  -------------------
Net cash provided by financing activities                                        -             200,000              220,000
                                                                     --------------   ----------------  -------------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                         (4,329)             23,223               25,062

CASH AND CASH EQUIVALENTS, Beginning of period                              15,143               1,839                    -
                                                                     --------------   ----------------  -------------------

CASH AND CASH EQUIVALENTS, End of period                             $      10,814    $         25,062  $            25,062
                                                                     ==============   ================  ===================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Interest paid                                                     $           -    $             -   $                -
                                                                     ==============   ================  ===================
   Income taxes paid                                                 $           -    $             -   $                -
                                                                     ==============   ================  ===================



The accompanying notes are an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 1 - ORGANIZATION

Nature of Business

Digiblue Media, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on December 10, 2001. The Company plans to design and develop specialized software programs for potential customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management intends to continue to raise additional financing through debt and equity financing or other means and develop customer relations to complete its business plan, which it believes will enable it to continue as a going concern.

Interim Financial Statements

In the opinion of the Company's management, the accompanying unaudited financial statements of the Company contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of June 30, 2004, and the results of its operations and cash flows for the three and six month periods ended June 30, 2004 and 2003. The operating results of the Company on a quarterly basis may not be indicative of operating results for the full year.

The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-QSB and Article 10 of Regulation S-X and Regulation S-B. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles. Reference should be made to the Digiblue Media, Inc.'s Form 10-KSB for the year ended December 31, 2003, for additional disclosures including a summary of the Company's accounting policies, which have not significantly changed.

Fair Value of Financial Instruments

The estimated fair values of cash and cash equivalents, none of which are held for trading, accounts receivable, accounts payable and accrued expenses approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)




Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the $100,000 federally insured limit.

Property and Equipment

Computer equipment is valued at cost. Depreciation is being provided by use of straight-line over the estimated useful life of three years.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock (at the date of the grant), less the amount an employee must pay to acquire the stock.

Revenue Recognition

The Company's only source of revenue was under a contract with a shareholder of the Company to create a software program. It was the only contract for the Company since inception. Revenue under this contract was recognized on the percentage-of-completion method measured by the portion of the total contract or job cost expended to date to the estimated total cost to complete. Contract costs include all direct labor, subcontract costs and indirect payroll costs. Contract costs in excess of billings are presented as cost and estimated earnings in excess of billings on uncompleted contracts. Selling, general and administrative costs are charged to expense as incurred.

During the first quarter of 2004, the Company incurred difficulty in providing services relating to the contract and was released from providing any additional services thereon. In consideration for this release, the Company is required to pay the shareholder $43,000. The payment was made in April 2004.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)




Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Through June 30, 2004, the Company experienced net operating losses totaling $212,808 that can be carried forward to offset future taxable income through the year 2016. The net operating losses generated a deferred tax asset of approximately $70,000, which was adjusted by the Company to zero as the Company does not know if it will ever benefit from these loss carry forwards.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2004, the Company had no outstanding stock options or common stock equivalents that could be converted into shares of Company's common stock.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106,"Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

Reclassifications

Certain amounts in the 2003 financial statements have been reclassified to conform to the 2004 presentation.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)




NOTE 3 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 55,000,000 shares of stock with 5,000,000 shares designated as preferred stock, par value of $0.001, and 50,000,000 shares designated as common stock, par value of $0.001

Preferred Stock

Preferred Stock, any series, shall have the powers, preferences, rights, qualifications, limitations and restrictions as fixed by the Company's Board of Directors in its sole discretion. As of June 30, 2004, the Company's Board of Directors has not issued any Preferred Stock.

Common Stock

In January 2004, the Company issued 6,000,000 shares of its common stock in exchange for receiving $200,000 in cash.

Stock Split

The Company declared a 3 for 1 stock split effective as of January 6, 2004. The financial statements reflected herein have all been restated to give effect to the stock split as if it occurred at the beginning of each period presented.


NOTE 4 - ACQUISITION

On April 20, 2004, the Company entered into an agreement to acquire all of the outstanding stock of Oled Systems, Inc., a privately-held New Brunswick corporation ("Oled"), for $50,000. Oled has the right to acquire Nova-Plasma, Inc. a Canadian Corporation, which is involved in information technologies and telecommunications using nanomaterials and devices. This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, "Business Combinations," and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation of the purchase price as shown below is preliminary, and may be adjusted upon the completion of an appraisal of the property and equipment and other future analyses.

The allocation of the purchase price is as follows:

         Options to purchase a technology company            $           50,000
                                                             ------------------
         Purchase price                                      $           50,000
                                                             ==================

Oled had no operations prior to the acquisition; therefore pro forma information has not been presented.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDING DECEMBER 31, 2003





                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Digiblue Media, Inc.
Dana Point, California

We have audited the accompanying balance sheet of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.) (A Development Stage Company) as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002, and for the period since inception of December 10, 2001 to December 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, and for the period since inception of December 10, 2001 to December 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.



Santa Monica, California
March 20, 2004

                              DIGIBLUE MEDIA, INC.
                        (dba NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                        BALANCE SHEET - DECEMBER 31, 2003

                                     ASSETS
                                     ------

Current assets:
    Cash and cash equivalents                                           $            1,839
    Accounts Receivable-from related party,
          net allowance for doubtful account of $8,250                               8,250
                                                                        -------------------
         Total current assets                                                       10,089


Computer equipment, net of accumulated depreciation of $1,254                        1,254
                                                                        -------------------

         Total assets                                                   $           11,343
                                                                        ===================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities -
    accounts payable and accrued expenses                               $           44,807
                                                                        -------------------

Commitments and contingencies                                                            -

Stockholders' deficit:
    Common stock, $0.001 par value; 50,000,000 shares authorized;
      4,350,000 shares issued and outstanding                                        4,350
    Additional paid-in capital                                                      24,650
    Deficit accumulated during development stage                                   (62,464)
                                                                        -------------------

         Total stockholders' deficit                                               (33,464)
                                                                        -------------------

         Total liabilities and stockholders' deficit                    $           11,343
                                                                        ===================



  The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS



                                                              For the year              For the year          From December 10,
                                                                  ended                     ended             2001 (Inception) to
                                                            December 31, 2003         December 31, 2002       December 31, 2003
                                                         ------------------------   ----------------------  -----------------------

         Revenue - from related party                    $                30,500    $              23,000   $               53,500
                                                         ------------------------   ----------------------  -----------------------

         Costs:
         Contract costs                                                    6,370                    4,090                   10,460
         Amortization of stock compensation                                1,500                    7,500                    9,000
         Selling, general and administrative expenses                     79,337                   16,167                   96,504
                                                         ------------------------   ----------------------  -----------------------
                                                                          87,207                   27,757                  115,964
                                                         ------------------------   ----------------------  -----------------------

         Loss before provision for income taxes                          (56,707)                  (4,757)                 (62,464)

         Provision for income taxes                                            -                        -                        -
                                                         ------------------------   ----------------------  -----------------------

         Net loss                                        $               (56,707)   $              (4,757)  $              (62,464)
                                                         ========================   ======================  =======================


         Net loss per common
           share - basic and dilutive                                     ($0.01)   $                0.00                   ($0.01)
                                                         ========================   ======================  =======================

         Weighted average common shares
           outstanding - basic and dilutive                            4,350,000                3,787,398                3,984,888
                                                         ========================   ======================  =======================



The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                   Deficit
                                                                                                 accumulated   (Accumulated
                                                                       Additional     Common        during       deficit)/
                                                   Common stock          paid-in     stock for   development     retained
                                                 Shares      Amount      capital     services       stage        earnings
                                              ------------- ---------- ------------ ------------ ------------- --------------
Balance at December 10, 2001,
    as effected for 3:1 stock split (see Note 3)         -  $       -  $         -  $         -   $         -   $          -

Issuance of common stock for
    cash and services - December 2001            1,500,000      1,500        8,500       (9,000)            -          1,000

Net loss                                                 -          -            -            -        (1,000)        (1,000)
                                              ------------- ---------- ------------ ------------ ------------- --------------

Balance at December 31, 2001                     1,500,000      1,500        8,500       (9,000)       (1,000)            -

Issuance of common stock for
    cash - February 2002                         2,250,000      2,250       12,750            -             -         15,000

Issuance of common stock for
    cash - May 2002                                600,000        600        3,400            -             -          4,000

Amortization of services                                 -          -            -        7,500             -          7,500

Net loss for the year ended
  December 31, 2002                                      -          -            -            -        (4,757)        (4,757)
                                              ------------- ---------- ------------ ------------ ------------- --------------

Balance at December 31, 2002                     4,350,000  $   4,350  $    24,650  $    (1,500) $     (5,757) $      21,743

Amortization of services                                 -          -            -        1,500             -          1,500

Net loss for the year ended
  December 31, 2003                                      -          -            -            -       (56,707)       (56,707)
                                              ------------- ---------- ------------ ------------ ------------- --------------

Balance at December 31, 2003                     4,350,000  $   4,350  $    24,650  $         -  $    (62,464) $     (33,464)
                                              ============= ========== ============ ============ ============= ==============


The accompanying notes form an integral part of these financial statements.

                   DIGIBLUE MEDIA, INC.
            (dba NEVADA DIGIBLUE MEDIA, INC.)
              (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF CASH FLOWS



                                                              For the year         For the year       From December 10,
                                                                 ended                ended           2001 (Inception) to
                                                           December 31, 2003    December 31, 2002     December 31, 2003
                                                          -------------------- --------------------  --------------------

Cash flows provided by (used for) operating activities:
   Net loss                                               $           (56,707) $            (4,757)  $           (62,464)
                                                          -------------------- --------------------  --------------------

   Adjustments to reconcile net loss to net cash
     used for operating activities:
      Amortization of common stock for services                         1,500                7,500                 9,000
     Depreciation                                                         836                  418                 1,254
     Allowance for doubtful account                                     8,250                    -                 8,250

   (Increase) decrease in assets:
     Accounts receivable - from related party                         (13,000)              (3,500)              (16,500)
     Other receivable                                                     370                 (370)                    -
      Cost and estimated earnings in excess of
        billings on uncompleted contracts                               2,000               (2,000)                    -

   Increase in liabilities -
     accounts payable and accrued expenses                             43,447                1,360                44,807
                                                          -------------------- --------------------  --------------------

               Total adjustments                                       43,403                3,408                46,811
                                                          -------------------- --------------------  --------------------

               Net cash used for operating activities                 (13,304)              (1,349)              (15,653)
                                                          -------------------- --------------------  --------------------

Cash flows used for investing activities -
   purchase of equipment                                                    -               (2,508)               (2,508)
                                                          -------------------- --------------------  --------------------

Cash flows provided by financing activities -
   proceeds from issuance of common stock                                   -               19,000                20,000
                                                          -------------------- --------------------  --------------------


Net increase (decrease) in cash and cash equivalents                  (13,304)              15,143                 1,839
Cash and cash equivalents, beginning of period                         15,143                    -                     -
                                                          -------------------- --------------------  --------------------

Cash and cash equivalents, end of period                  $             1,839  $            15,143   $             1,839
                                                          ==================== ====================  ====================

Supplemental disclosure of cash flow information:
   Income taxes paid                                      $                 -  $                 -   $                 -
                                                          ==================== ====================  ====================
   Interest paid                                          $                 -  $                 -   $                 -
                                                          ==================== ====================  ====================
Supplemental disclosure of non-cash financing activities -
   During the year ended December 31, 2002, the Company
   issued 1,500,000 post-split shares valued at $10,000
   in exchange for cash and services                      $                 -  $            10,000   $            10,000
                                                          ==================== ====================  ====================



  The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         NATURE OF BUSINESS:

                  Digiblue Media, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on December 10, 2001. The Company plans to design and develop specialized software programs for any potential customer. Although the Company recognized $53,500 in revenue from inception through December 31, 2003, the Company does not consider this to be significant revenues, and therefore have determined to remain as a development stage entity.


         BASIS OF PRESENTATION:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                  Management intends to continue to raise additional financing through debt and equity financing or other means and develop customer relations to complete its business plan (see Note 5 for subsequent events). In January 2004, the Company sold 6,000,000 (post-split) shares for $200,000.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                   The estimated fair values of cash and cash equivalents, none of which are held for trading, accounts receivable, accounts payable and accrued expenses approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         CASH AND CASH EQUIVALENTS:

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         COMPUTER EQUIPMENT:

                  Computer equipment is valued at cost. Depreciation is being provided by use of straight-line over the estimated useful life of three years.

         STOCK-BASED COMPENSATION:

                  SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock (at the date of the grant), less the amount an employee must pay to acquire the stock.

         REVENUE RECOGNITION:

                  The Company generated revenue in the year ended December 31, 2003 under a contract with a shareholder of the Company to create a software program. It was the only contract for the Company since inception. Revenue under this contract was recognized on the percentage-of-completion method measured by the portion of the total contract or job cost expended to date to the estimated total cost to complete. Contract costs include all direct labor, subcontract costs and indirect payroll costs. Contract costs in excess of billings are presented as cost and estimated earnings in excess of billings on uncompleted contracts. Selling, general and administrative costs are charged to expense as incurred.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         INCOME TAXES:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         BASIC AND DILUTED LOSS PER SHARE:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2003, the Company has no outstanding stock options or common stock equivalents that can be converted into shares of Company's common stock.

         COMPREHENSIVE INCOME:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from December 10, 2001 (inception) to December 31, 2003, the Company's comprehensive income (loss) consisted of loss from operations. The Company has no items that represent other comprehensive income and has not included a Statement of Comprehensive Income in the financial statements.

         SEGMENT REPORTING:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from inception to December 31, 2003, all revenues have been derived from domestic operations.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS:

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

         In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

         In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS:

         benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

         During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

         During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

 (2)     RECLASSIFICATIONS:

         Certain amounts in the 2002 financial statements have been reclassified to conform with the 2003 presentation.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003


(3)      STOCKHOLDERS' EQUITY: (DEFICIT)

         The Company is authorized to issue 55,000,000 shares of stock with 5,000,000 shares designated as preferred stock, par value of $0.001, and 50,000,0000 shares designated as common stock, par value of $0.001

         COMMON STOCK
         ------------

          o In December 2001, the Company issued 1,500,000 (post-split) shares of its common stock in exchange for $1,000 and services to incorporate the Company. The shares were valued at $10,000, the current market value on the date of issuance. The difference between the fair market value of $10,000 and the cash proceeds of $1,000 was expensed over a one-year period, which was the life of the services to be rendered to the Company.

          o In February 2002, the Company sold 2,250,000 (post-split) shares of its common stock for $15,000.

          o In May 2002, the Company entered into an agreement for the Company to develop software for a customer (see Revenue recognition). The agreement also stipulated the customer was to purchase 600,000 (post-split) shares of the Company's common stock. The shares were sold for proceeds of $4,000.

          o    No shares were issued in 2003.


         STOCK SPLIT
         -----------

          o During January 2004, the Company declared a 3 for 1 stock split effective as of January 6, 2004 (See Note 5). The financial statements have been restated to give effect of the stock split for all periods reflected.


         PREFERRED STOCK
         ---------------

         Preferred Stock, any series, shall have the powers, preferences, rights, qualifications, limitations and restrictions as fixed by the Company's Board of Directors in its sole discretion. As of December 31, 2003, the Company's Board of Directors has not issued any Preferred Stock.

4)       Provision for Income Taxes:

         Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:


Deferred tax assets:
  Net operating loss carryforwards             $        26,371
  Less valuation allowance                             (26,371)
                                               ---------------

                                               $             -
                                               ---------------

At December 31, 2003, the Company has provided a 100% valuation allowance for the deferred tax asset, since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the year ended December 31, 2003, was an increase of approximately $24,300. As of December 31, 2003, the Company had net operating loss carryforwards ("NOLs") of approximately $29,000, expiring through 2023.



(5)      SUBSEQUENT EVENTS:

         COMMON STOCK ISSUANCES:
         On January 5, 2004, the Company issued 2,640,000 (post-split) shares of its common stock for a total of $88,000, or $.033 per share. On January 6, 2004, the Company sold additional 3,360,000 (post-split) shares of its common stock that the Company offered pursuant to the Form SB-2 for $112,000 or $.033 per share (post-split).

         STOCK SPLIT:
         The Board of Directors approved a 3 for 1 stock split of the Company's issued and outstanding common stock. Per share data has been adjusted according to the stock split. As a result of the split, the total number of the Company's issued and outstanding shares of common stock is 10,350,000.

         CHANGE IN OFFICERS:
         On January 14, 2004, Brian Eddo, the secretary of the Company, resigned the position of a secretary. Alain Houle was appointed as the Company's secretary on the same date. Mr. Houle owns 46,000 shares of the Company's common stock, which comprises 0.4% of the Company's total issued and outstanding shares

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In September 2002, our Board of Directors appointed Stonefield Josephson, Inc., a professional accountancy corporation, to audit our financials statements from December 10, 2001, our date of formation, through December 31, 2002. On May 18, 2004 we filed a report containing Item 4, Change in Accountant, to report that effective May 12, 2004, we dismissed Stonefield Josephson, Inc. and engaged Jonathon P. Reuben, CPA to act as our independent chartered accountants.

The reports of Stonefield Josephson, Inc. for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of Stonefield Josephson, Inc. for these fiscal years was qualified with respect to uncertainty as to our ability to continue as a going concern. During our two most recent fiscal years and the period from the end of the most recently completed fiscal year through May 12, 2004, the date of dismissal, there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, Inc. would have caused it to make reference to such disagreements in its reports.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the Law Offices of Randall J. Lanham., located in Rancho Santa Margarita, California.

EXPERTS

Our financial statements for the period from December 10, 2001, our date of formation, through December 31, 2003, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such report given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part to this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

1. Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.
2. Our Annual Report on Form 10-KSB for the year ended December 31, 2003. 3. Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004. 4. Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

You may read and copy any materials filed with the Securities and Exchange Commission at www.sec.gov.


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

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $75.72
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $4,000.00
======================================== ==================== ===============

RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In December 2001, we issued 500,000 shares of our common stock to Brian Eddo, our president, secretary and one of our directors, in exchange for cash of $1,000 and services which were valued at $9,000, or $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Eddo had such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Eddo had sufficient access to material information about us because he was our president, secretary and one of our directors.

In February 2002, we issued 750,000 shares of our common stock to Tamara Woody, our treasurer and one of our directors, in exchange for $15,000, or $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Ms. Woody had such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment. In addition, Ms. Woody had sufficient access to material information about us because she wass our treasurer and one of our directors.

In May 2002, we issued 200,000 shares of our common stock to Format, Inc. in exchange for $4,000 or $0.02 per share pursuant to a software purchase and development agreement, wherein we would also provide software development services in exchange for cash paid to us by Format, Inc. A copy of that agreement is attached as an exhibit. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

EXHIBITS

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.       Underwriting Agreement (not applicable)

3.1      Articles of Incorporation*

3.2      Bylaws*

4.1      Subscription Agreement

5.       Executed Opinion Re: Legality*

8.       Opinion Re: Tax Matters (not applicable)

10.1     Services Agreement with Format, Inc.****

11.      Statement Re: Computation of Per Share Earnings**

15.      Letter on unaudited interim financial information (not applicable)

23.1     Consent of Auditors

23.2     Consent of Counsel***

*     Included in Registration Statement on Form SB-2 filed on October 4, 2002
**    Included in Financial Statements
***   Included in Exhibit 5
****  Included in Amendment No. 2 to Form SB-2 filed May 6, 2003.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





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


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Montreal, Province of Quebec, Canada, on August 20, 2004.

Digiblue Media, Inc.,
a Nevada corporation


/s/ Alain Houle
--------------------------------------------
Alain Houle
principal executive officer, president,
secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Alain Houle                                      August 20, 2004
--------------------------------------------
Alain Houle
principal executive officer, president,
principal accounting and financial officer,
treasurer, director


/s/ Luce Trudel                                      August 20, 2004
--------------------------------------------
Luce Trudel
secretary, director